Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on March 10, 2010

Burr Ridge, Illinois – (March 5, 2010) BankFinancial Corporation (Nasdaq – BFIN) will review fourth quarter and full year 2009 results in a conference call and webcast for stockholders and analysts on Wednesday, March 10, 2010 at 9:30 a.m. Chicago Time.

The conference call may be accessed by calling (866) 711-8198 and using participant passcode 60678829. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. Chicago Time on March 24, 2010 on our website. Copies of BankFinancial Corporation’s Fourth Quarter 2009 quarterly financial and statistical supplement and its Annual Report on Form 10-K are scheduled to be available on our website, under the “Stockholder Information” section, on March 8, 2010.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At September 30, 2009, BankFinancial Corporation had total assets of $1.574 billion, total loans of $1.233 billion, total deposits of $1.212 billion and stockholders’ equity of $266 million. The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:

Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234